Exhibit 10.17

AKSYS, LTD.

INCENTIVE STOCK OPTION AGREEMENT

Employee Award

February 28, 2005

Aksys, Ltd. (the “Company”) is pleased to advise that it has granted to you a stock option (the “Option”) to acquire shares of the Common Stock, par value $0.01 per share (the “Common Stock”), of the Company.  This Option shall be null and void unless you accept the same below and return it to the Chief Financial Officer of the Company at its office in Lincolnshire, Illinois within thirty (30) days from the date the Option is granted.

THIS OPTION IS SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS.  THIS OPTION IS SUBJECT TO VESTING.

1.             Option Grant.  The Company hereby grants to Laurence Birch (the “Employee”) the right to purchase from the Company 150,000 shares of Common Stock (the “Option Shares”) at a price per share of $4.65 (the “Option Price”)(1), to be exercisable at the times and on the terms and subject to the conditions set forth herein.  The Option will expire on the tenth anniversary of the date hereof (the “Final Expiration Date”), unless terminated earlier as provided under paragraphs 4, 5 or 6 hereof. To the extent possible, your Option awarded under this Agreement is intended to be an “incentive stock option” (an “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  In order to qualify for special tax treatment under Section 422 of the Code, you must not sell or otherwise transfer your Option Shares within two years from the date of this Agreement and within one year from the date you exercise your Option with respect to such Option Shares.  Notwithstanding anything in this Agreement to the contrary, your ISO shall be exercisable only during your employment by the Company or any of its Subsidiaries (as such term is defined in Section 424(f) of the Code); provided, however, that your ISO may be exercised for a period ending no later than either (x) the Final Expiration Date or (y) the date that is three months after termination of your employment if and to the extent that (a) you were entitled to exercise your ISO on the date of termination and (b) your ISO would not have expired had you continued to be employed by the Company or any of its Subsidiaries.  The aggregate fair market value (as established by the Committee) of the Option Shares with respect to which your Option is exercisable for the first time during any calendar year shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent such limitation is exceeded with respect to your Option, any excess portion of your Option (as determined under the Code) shall be deemed a nonqualified stock option.

(1)                                  For ISOs, such exercise price is equal to the fair market value (as established by the Committee) of the Common Stock of the Company on the date hereof.

2.             Vesting and Exercise.  The Option may be exercised only to the extent it is vested, provided Employee is employed by the Company on such anniversary dates and events stated below and has served continuously and without interruption in the employment of the Company from the date of grant of the Option until such anniversary date and event, except that any leave of absence for periods and purposes conforming to the personnel policies of the Company or approved by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) shall not cause Employee to fail to satisfy either of such conditions.

(a) Eighty thousand (80,000) shares shall vest over four years:  On each of the first four anniversary dates of the date of grant of the Option, 20,000 shares will vest and become exercisable (any shares so vested, the “Vested Shares”) However, if the Employee ceases to be employed with the Company after the first anniversary of the date of grant of the Option, the Option will vest and become exercisable with respect to the percentage of Option Shares equal to (i) the number of full calendar months of service with the Company by the Employee from the date of grant of the Option to the date of cessation of employment with the Company divided by (ii) 48 (the shares so vested, also “Vested Shares”).  If the Employee ceases to be employed with the Company before the first anniversary of the date of grant of the Option, the Option will terminate and become null and void with no Option Shares becoming Vested Shares.  The Option shall be exercisable, and Employee shall have the right to purchase shares hereunder, from time to time and in whole or in part, only if Employee is employed by the Company on the exercise date (except as provided under paragraphs 5 and 6 hereof) and only with regard to Vested Shares.

(b) Twenty thousand (20,000) shares will vest and become exercisable (any shares so vested, the “Vested Shares”) when the Company secures funds to cover all of 2006.

(c) Twenty thousand (20,000) shares will vest and become exercisable (any shares so vested, the “Vested Shares”) at the end of the first quarter the Company has positive gross profit.

(d) Thirty thousand (30,000) shares will vest and become exercisable (any shares so vested, the “Vested Shares”) at the end of the first quarter the Company has positive cash flow.

3.             Acceleration of Vesting on Sale of the Company.  If the Employee has been continuously employed by the Company from the date of grant of the Option until a Sale of the Company (as defined below), except that any leave of absence for periods and purposes conforming to the personnel policies of the Company or approved by the Committee shall not cause Employee to fail to satisfy such condition, the portion of the Option which is not vested and exercisable immediately prior to the Sale of the Company shall immediately vest and become exercisable with respect to 100% of the Option Shares simultaneously with the consummation of the Sale of the Company.  “Sale of the Company” shall mean (i) a merger or consolidation effecting a change in control of the Company, (ii) a sale of all or substantially all of the Company’s assets or (iii) a sale of a majority of the Company’s outstanding voting securities other than to the public in a registered public offering.  In any event, any portion of the Option which has not been exercised prior to or in connection with the Sale of the Company shall terminate and be forfeited by the Employee, unless otherwise determined by the Committee or the Board.

4.             Termination of Option upon Cessation of Employment for Cause.  Notwithstanding anything to the contrary in this Agreement, if Employee resigns or is discharged for Cause (as defined below), all of the Option not previously exercised will expire and be forfeited whether or not vested and exercisable at the time of Employee’s resignation or discharge for Cause.  “Cause” means (i) the commission by Employee of a felony or a crime involving moral turpitude or the commission of any other act by Employee involving dishonesty, disloyalty or fraud with respect to the Company, (ii) conduct of Employee tending to bring the Company into substantial public disgrace or disrepute, (iii) the failure or inability of Employee to carry out effectively Employee’s duties and obligations to the Company or to participate effectively and actively in the management of the Company, as determined in the good faith judgment of the Board or the Committee or (iv) gross negligence or willful misconduct on the part of Employee with respect to the Company.

5.             Cessation of Employment.  This Option shall expire and permanently terminate upon, and shall not be exercisable or exercised, after cessation of Employee’s employment with the Company for any reason other than death, except that any leave of absence for periods and purposes conforming to the personnel policies of the Company or approved by the Committee shall not be deemed cessation of employment; provided that (a) Employee may exercise the Option with respect to Vested Shares (if any) within 12 months from the date of cessation of employment with the Company if employment ceases due to the total and permanent disability of Employee (determined in the good faith judgment of the Board or Committee) and (b) Employee may exercise the Option with respect to Vested Shares (if any) within 3 months from the date of cessation of employment with the Company if employment ceases for any other reason, but under no circumstance may exercise occur after the Final Expiration Date.

6.             Death of Employee.  If Employee dies (a) while employed by the Company or (b) after cessation of employment with the Company but (i) within 12 months of the date of cessation if cessation from the Company was due to the total and permanent disability of Employee (determined in the good faith judgment of the Board or the Committee) or (ii) within 3 months of the date of cessation if employment with the Company ceased for any other reason, the Option may be exercised for Vested Shares (if any) by the beneficiary designated for such purpose or by the estate of the Employee as provided for in this Agreement, but only within 12 months from the date of death of Employee; provided that under no circumstance may exercise occur after the Final Expiration Date.

7.             Payment. Subject to the limitations herein set forth, exercise of the Option shall be by delivery of written notice to the Chief Executive Officer of the Company specifying the number of shares to be purchased (provided, however, that no fractional shares may be purchased hereunder at any time, and the Company shall not be obligated to make any payment in lieu of fractional shares) and the desired manner of payment of the aggregate exercise price.  Payment of the aggregate exercise price shall be made (i) in cash or by check, bank draft or money order to the order of Aksys, Ltd. (collectively, “cash”), (ii) at the discretion of the Employee and with the consent of the Committee (which consent may be denied for any reason in the sole discretion of the Committee), by electing to have shares of Common Stock otherwise issuable upon exercise of the Option withheld by the Company having a fair market value (valued as of the close of trading on the date of the notice of exercise or, if such date is not a trading day, the last trading day immediately preceding such date) equal to or less than the aggregate exercise price, plus cash in the amount, if any, by which the aggregate exercise price exceeds the fair market value of the shares of Common Stock withheld, (iii) at the discretion of the Employee and with the consent of the Committee (which consent may be denied for any reason in the sole discretion of the Committee), by delivery to the Company of an executed irrevocable option exercise notice together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares issuable upon such exercise and to deliver the sale proceeds or the requisite portion thereof directly to the Company immediately following settlement of such sale in payment of the aggregate exercise price or (iv) at the discretion of the Employee and with the consent of the Committee (which consent may be denied for any reason in the sole discretion of the Committee), in previously-acquired shares of Common Stock (valued as of the close of trading on the date of the notice of exercise or, if such date is not a trading day, the last trading day immediately preceding such date) having a fair market value equal to or less than the aggregate exercise price, plus cash in the amount, if any, by which the aggregate exercise price exceeds the value of such shares of Common Stock.  Payment with respect to options exercised for cash only shall be delivered with the written notice specifying the number of shares being purchased.  Payment with respect to options exercised for previously-acquired shares of Common Stock and cash, if any, shall be delivered to the Chief Executive Officer of the Company not later than the end of the third business day after the exercise date; such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, to the Chief Executive Officer of the Company as above provided or, if such certificates have not yet been delivered to the Employee, by written notice to the Chief Executive Officer of the Company requesting that the shares represented by such certificates be applied toward payment as hereinabove provided.

8.             Tax Withholding.  The Committee shall have the power to withhold, or require the Employee to remit to the Company, an amount sufficient to satisfy any withholding or other tax due relating to any exercise of the Option, and the Committee may defer issuance of Common Stock hereunder unless indemnified to its satisfaction.  Subject to the consent of the Committee, the Employee may make an irrevocable election to have shares of Common Stock otherwise issuable under the Option withheld or deliver to the Company previously-acquired shares of Common Stock having a fair market value (valued as of the close of trading on the date of the notice of exercise or, if such date is not a trading day, the last trading day immediately preceding such date) sufficient to satisfy all or part of the estimated tax obligations of Employee associated with the transaction.  Such election must be made by the Employee prior to the date on which the relevant tax obligation arises.  The Committee may disapprove of any election and may limit, suspend or terminate the right to make such elections.

9.             Delivery of Option Shares.  Upon the exercise of the Option in whole or in part, the Company shall promptly deliver a certificate or certificates representing the number of shares purchased against full payment therefor and the Company shall pay all original issue or transfer taxes and all other fees and expenses incident to such delivery, other than federal, state or local income and other withholding taxes.

10.           Transferability.  The Option shall not be sold, assigned, pledged, transferred or otherwise disposed of, except by will or the laws of descent and distribution.  Any purported transfer contrary to this provision will nullify the Option.  The Option shall be exercisable during the Employee’s lifetime only by the Employee or the Employee’s legal representative.  If the Employee dies and the Option is exercisable with respect to any Option Shares at the date of death, then the Employee’s estate or the beneficiary or beneficiaries to whom the Employee’s rights under the Option shall pass by reason of the Employee’s death, shall have the right to exercise the Option as provided in and subject to the terms of this Agreement and the Plan.  The Option shall not be subject to execution, attachment or other process, and no person shall be entitled to exercise any rights of the Employee or possess any rights of the Employee by virtue of any attempted execution or other process.  The Company shall not be required to transfer on its books any shares of Common Stock with respect to which the Option shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or to treat as owner of such shares, to accord the right to vote to such owner or to pay dividends to any transferee to whom such options shall have been so transferred.

11.           Adjustments.  In the event of a reorganization, recapitalization, stock dividend, stock split or reverse stock split, or a combination or other change in the shares of Common Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under the Option, make such adjustments in the number and type of shares covered by the Option and the Option Price specified herein as may be determined by the Board or the Committee to be appropriate and equitable.  Any adjustment pursuant to this paragraph shall be effected in such manner that the difference between the aggregate fair market value of the shares or other securities subject to the Option immediately after giving effect to such adjustment and the aggregate Option Price of such shares or other securities shall be substantially equal to (but shall not be more than) the difference between the aggregate fair market value of the shares subject to the Option immediately prior to such adjustment and the aggregate Option Price of such shares.  The decision of the Board or the Committee as to the exact manner, amount and timing of any such adjustment shall be conclusive and binding upon the Employee.

12.           Registration.  The Option is subject to the condition that if at any time the Committee shall determine, in its discretion, that the listing of the shares subject hereto on any securities exchange, or the registration or qualification of such shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the granting of the Option or the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, and the shares hereunder may not be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

13.           Beneficiary Designation.  Subject to the restrictions on transfer and the other terms and conditions set forth in this Agreement, the Employee may name, from time to time, beneficiaries (who may be named contingently or successively) who may exercise the Option in the event of the death of the Employee before he or she exercises the Option.  Each designation will revoke all prior designations by the Employee, shall be in a form approved by the Board or the Committee and will be effective only when filed by the Employee in writing with the Board or the Committee during the Employee’s lifetime.  In the absence of any such designation, any portion of the Option remaining unexercised at the Employee’s death may be exercised by the Employee’s estate, subject to the terms and conditions set forth in this Agreement.

14.           Reservation.  The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject hereto from time to time; provided that following the cessation of Employee’s employment with the Company or the death of Employee, the Company shall only be required to reserve and keep available a number of shares equivalent to the number of Vested Shares subject hereto from time to time.

15.           No Privileges.  The Employee shall not be entitled to any privileges of ownership with respect to the shares subject to the Option unless and until purchased and delivered upon the exercise in whole or in part of the Option.

16.           Rights of Employee.  In no event shall the granting of the Option or its acceptance by the Employee interfere with or limit in any way the right of the Company to terminate the Employee’s employment at any time with or without cause or confer upon the Employee any right to continue in the employ of the Company for any period of time or to continue his or her present or any other rate of compensation.

17.           Section 83(b) Election.  Within 30 days after the exercise of the Option in whole or in part, Employee may make an effective election with the Internal Revenue Service under Section 83(b) of the Code relative to the Option Shares received pursuant to such exercise of the Option.

18.           Committee Resolution.  The Committee shall have the right and discretion to resolve all questions which may arise in connection with the Option and with its vesting and exercise.

19.           Miscellaneous.

(a)           The Option shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder.

(b)           The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of the Option.

(c)           Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given when personally delivered or five 5 business days after deposit in the United States Post Office, by certified mail with postage and fees prepaid, return receipt requested.  Notices shall be addressed, in the case of the Employee, to the address set forth below his or her signature on the signature page hereto and in the case of the Company, to it at its principal executive office, or at such other address as such party may designate by 10 days’ advance written notice to the other party.

(d)           The Option constitutes the entire agreement of the parties with respect to the subject matter hereof.

(e)           The Option shall be governed by and construed under the internal laws of the State of Illinois.

(f)            The captions used herein are for convenience of reference only and shall not be considered in the interpretation of the provisions hereof.

*     *     *     *     *

Granted this 28th day of February, 2005.

AKSYS, LTD.

By:	By: /s/ William C. Dow
Its:	President and Chief and Executive Officer

Accepted and acknowledged this 11 day of March, 2005.

By: /s/ Laurence P. Birch
Laurence Birch